Exhibit 10.3

GUARANTY

Emmaus Life Sciences, Inc., a Delaware corporation (“Guarantor”), as direct or indirect parent corporation of EMI Holding, Inc., a Delaware corporation (the “Company”), does hereby unconditionally and irrevocably guarantee to each of the holders (each, a “Holder” and collectively, the “Holders”) of the Company’s Amended and Restated 10% Senior Secured Convertible Debentures Due April 21, 2021, as amended by the Allonge Amendments No. 1 thereto and as further amended from time to time as provided therein (as so amended, the “Debentures”), the timely and complete discharge and payment of all obligations and liabilities (the “Guaranteed Obligations”) of the Company arising on or after the date hereof as and when due under the terms of the Debentures. Guarantor agrees that Guarantor’s obligations under this Guaranty shall be joint and several with any other persons or entities which may at any time or from time to time be or become directly or indirectly liable to a Holder or the Holders with respect to all or any part of the Guaranteed Obligations.

Subject to the terms of this Guaranty (including the provisions regarding the indefeasible payment of the Guaranteed Obligations), this Guaranty shall terminate as to a Holder upon the payment in full of the Guaranteed Obligations owed to such Holder.

Nothing herein contained shall affect, impair, diminish or qualify any of the rights or remedies of a Holder or the Holders under the Debentures or the “Purchase Agreement” (as defined therein) or the other “Transaction Documents” (as defined in such Purchase Agreement”). The Debentures, together with such Purchase Agreement and other Transaction Documents are collectively referred to herein as the “Transaction Documents”). A separate action or actions may be brought and prosecuted by any Holder or the Holders against Guarantor hereunder, whether or not an action is brought against the Company or any other party thereto under the Transaction Documents, and whether or not the Company or any other such party is joined in any action against Guarantor. Nothing contained herein shall be deemed or construed to obligate a Holder or the Holders to pursue or exhaust their remedies against any person, party or collateral (including, without limitation, the Company or any “Subsidiary Guarantor” (as defined in the Transaction Documents and herein, “Subsidiary Guarantor”) prior to enforcing its or their rights under this Guaranty.

This Guaranty (a) is an absolute, unconditional, and continuing guaranty of payment and performance, and not of collection, which shall remain in full force and effect without respect to future changes in conditions; and (b) shall be valid, irrespective of the validity, regularity or enforceability of any instrument, writing or agreement relating to the Transaction Documents or the Guaranteed Obligations, whether or not the Guaranteed Obligations are due or to become due before or after any bankruptcy or insolvency proceeding.

To the maximum extent permitted by law, Guarantor hereby waives: (1) notice of acceptance hereof; (2) notice of the creation or existence of any Guaranteed Obligations; (3) notice of the amount of the Guaranteed Obligations; (4) notice of any adverse change in the financial condition of the Company or of any other fact that might increase the Guarantor’s risk hereunder; and (5) all other notices and demands to which the Guarantor might otherwise be entitled as a surety or guarantor of the Guaranteed Obligations. To the maximum extent permitted by law, Guarantor hereby waives the right by statute or otherwise to require a Holder or the Holders to institute suit against the Company, any Subsidiary or any third party or to exhaust any rights and remedies which a Holder or Holders has or may have against the Company, any Subsidiary Guarantor or any third party. In this regard, Guarantor agrees that it is bound to the payment of all Guaranteed Obligations, whether now existing or hereafter accruing, as fully as if such Guaranteed Obligations were directly owing to a Holder or the Holders by the Guarantor. Guarantor further waives any defense arising by reason of any disability or other defense of the Company (other than the defense that the Guaranteed Obligations shall have been fully and finally performed and indefeasibly paid) or by reason of the cessation from any cause whatsoever of the liability of the Company in respect thereof.

To the maximum extent permitted by law, Guarantor hereby waives any right of subrogation the Guarantor has or may have as against the Company with respect to the Guaranteed Obligations until the Guaranteed Obligations are fully paid and finally discharged. In addition, Guarantor hereby waives any right to proceed against the Company for contribution, indemnity, reimbursement, and any other suretyship rights and claims, whether direct or indirect, liquidated or contingent, whether arising under express or implied contract or by operation of law, which Guarantor may now have or hereafter have as against the Company with respect to the Guaranteed Obligations until the Guaranteed Obligations are fully paid and finally discharged. Guarantor hereby also waives any rights to recourse to or with respect to any asset of the Company or any Subsidiary Guarantor until the Guaranteed Obligations are fully paid and finally discharged.

Guarantor consents and agrees that, without notice to or by Guarantor, and without affecting or impairing the obligations of Guarantor hereunder, a Holder or the Holders may, by action or inaction: (a) compromise, settle, extend the duration or the time for the payment of, or discharge the performance of, or may refuse to or otherwise not enforce, the Debentures or other Transaction Documents; (b) amend or modify in any manner and at any time (or from time to time) the Debenture or other Transaction Documents; or (c) release or substitute any other guarantor, if any, of the Guaranteed Obligations, or enforce, exchange, release, or waive any security for the Guaranteed Obligations or any other guaranty of the Guaranteed Obligations or any portion thereof.

The Guaranteed Obligations shall not be considered indefeasibly paid for purposes of this Guaranty unless and until all payments to the Holders are no longer subject to any right on the part of any person including, without limitation, EMI as a debtor in possession, or any trustee (whether appointed under the Bankruptcy Code or otherwise) of EMI’s assets to invalidate or set aside such payments or to seek to recoup the amount of such payments or any portion thereof, or to declare same to be fraudulent or preferential. In the event that, for any reason, any portion of such payments to the Holders is set aside or restored, whether voluntarily or involuntarily, after the making thereof, then the obligation intended to be satisfied thereby shall be revived and continued in full force and effect as if said payment or payments had not been made, and Guarantor shall be liable for the full amount the Holders are required to repay plus any and all costs and expenses (including reasonable attorneys’ fees) paid by the Holders in connection therewith.

All payments to be made hereunder by Guarantor shall be made in lawful money of the United States of America at the time of payment, shall be made in immediately available funds, and shall be made without deduction (whether for taxes or otherwise) or offset. All payments made by Guarantor hereunder shall be applied as follows: first, to all costs and expenses (including reasonable attorneys’ fees) incurred by the Holders in enforcing this Guaranty; second, to all accrued and unpaid interest, if any, constituting Guaranteed Obligations; and third, to the balance of the Guaranteed Obligations.

This Guaranty shall be binding upon Guarantor, and its successors and assigns and inure to the benefit of the Holders and its respective successors and assigns. This Guaranty constitutes the entire agreement between the parties relating to the subject matter hereof and is the final and complete expressions of their intent. This Guaranty can only be changed, modified, waived or discharged if consented to in a writing duly signed and delivered by the Holders.

This Guaranty shall be governed by and construed in accordance with the laws of the State of California, without application of conflict of law provisions applicable therein.

IN WITNESS WHEREOF, the undersigned has executed this Guaranty as of the date set forth below.

Dated: February 1, 2021

EMMAUS LIFE SCIENCES, INC.

By:	/s/ Yutaka Niihara
	Name:	Yutaka Niihara, M.D., M.P.H.
	Title:	Chairman and Chief Executive Officer

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